UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):     December 6, 2010

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Tootie Pie Company, Inc
(Exact name of registrant as specified in its charter)

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Nevada	333-135702	72-1602919
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

129 Industry Drive
Boerne, TX  78006
(Address of principal executive offices) (Zip Code)

(210) 737-6600
Registrant’s telephone number, including area code

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 1, 2010, our Board of Directors approved a new five year employment agreement with Don Merrill, our President and Chief Executive Officer. Pursuant to the agreement, we will pay Mr. Merrill base salary of $105,000 per year over the five year term of the agreement, subject to annual increases based on performance standards set by our Board.  We also agreed to pay Mr. Merrill a bonus of $25,000 or 95,500 shares of common stock no later than December 31, 2010 to recognize Mr. Merrill’s performance during the fiscal year ended March 31, 2010.  Mr. Merrill will also be eligible for additional yearly bonuses over the term of the agreement as determined by our Board.

We also agreed to issue to Mr. Merrill 286,000 shares of our common stock and warrants to purchase 286,000 shares of common stock no later than January 15, 2011.  The warrants will have an exercise price of $0.55, subject to adjustment. The shares of common stock and warrants will have a five-year vesting schedule such that Mr. Merrill can sell no more than one fifth of the restricted shares nor exercise more than one fifth of the warrants per year, assuming compliance with all State and Federal laws regarding sales of restricted securities.

Mr. Merrill will also receive such medical and other benefits as paid to other employees.  Additionally, Mr. Merrill will receive an automobile allowance of up to $550 per month.

In the event that Mr. Merrill’s employment is terminated by reason of death or disability, the Company shall pay the following amounts to Mr. Merrill (or his spouse or estate, as applicable):

•	Any accrued but unpaid base salary for services rendered to the date of termination.

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In the event of disability, an additional six months of base salary.  Additionally, in the event of disability, Mr. Merrill will remain covered on the Company’s health and dental insurance for up to eighteen months insurance on the same terms as when Mr. Merrill was employed by the Company.

•	Any accrued but unpaid expenses.

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A pro rata share, based on the portion of the fiscal year in which Mr. Merrill was employed at the time of his death or disability, of the annual bonus to which Mr. Merrill would have been entitled had Mr. Merrill remained employed by the Company through the end of the then current fiscal year.  Such amount shall be paid as soon as reasonably practicable following the calculation thereof at the end of such fiscal year.

In the event Mr. Merrill’s employment is terminated by the Company without cause, the Company shall pay the following amounts to Mr. Merrill:

•	Any accrued but unpaid base salary for services rendered to the date of termination.

•	Any accrued but unpaid expenses.

•	Base salary for a period of six months from the date of termination payable in a lump sum at the time of termination.

•	Access to benefits and insurance for a period of twelve months from the date of termination on the same terms as when Mr. Merrill was employed including Company contributions.

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Within ten business days following termination, Mr. Merrill will provide a statement to the Company indicating how many shares of common stock he holds.  Within two weeks following the receipt of such statement, the Company may repurchase any shares of common stock of the Company held by Mr. Merrill at purchase price equal to 125% of the closing price on the date of termination.   However, the Company shall not repurchase any common stock such that, along with any benefits listed, will require the Company to exceed the limit in IRS Tax Sections 280G and 4999.

In the event Mr. Merrill's employment is terminated by the Company with cause, or in the event Mr. Merrill terminates his employment, the Company shall pay the following amounts to Mr. Merrill:

•	Any accrued but unpaid base salary for services rendered to the date of termination.

•	Any accrued but unpaid expenses.

This report may contain forward-looking statements that involve risks and uncertainties.  You should not place undue reliance on these forward-looking statements. Our actual results could differ materially from those anticipated in the forward-looking statements for many reasons including the risks described in our annual report on Form 10-K and other reports we filed with the Securities and Exchange Commission. Although we believe the expectations reflected in the forward-looking statements are reasonable, they relate only to events as of the date on which the statements are made.  We do not intend to update any of the forward-looking statements after the date of this report to conform these statements to actual results or to changes in our expectations, except as required by law. The foregoing description of the Employment Agreement with Don Merrill is qualified in it entirety by reference to the full text of the Employment Agreement filed as Exhibit 10.1.

Exhibits

10.1           Employment Agreement between the Company and Don Merrill dated December 1, 2010.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TOOTIE PIE COMPANY, INC.

By:	/s/ Don Merrill
Don Merrill
President and Chief Executive Officer

Date: December 7, 2010